UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 8, 2008

Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12959 Coral Tree Place, Los Angeles, CA	90066-7020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 8, 2008, PSI Systems, Inc. filed suit against us in the United States District Court for the Central District of California, alleging that we infringed three PSI Systems patents related to Internet postage technology. PSI Systems seeks an injunction, unspecified damages, and attorneys’ fees. Previously, we filed suit against Endicia, Inc. and PSI Systems, Inc. on November 22, 2006 in the United States District Court for the Central District of California for infringement of eleven Stamps.com patents covering, among other things, Internet postage technology. The Court has scheduled a trial commencement date of May 12, 2009 in our lawsuit against Endicia, Inc. and PSI Systems, Inc. For further information about Stamps.com litigation, please refer to our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc. (Registrant)

August 14, 2008	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer